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                                                                     Exhibit 3.8

                            ARTICLES OF INCORPORATION

                                       OF

                EVERGREEN AIRCRAFT SALES AND LEASING COMPANY, INC.

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned, do hereby associate outselves into a corporation under and pursuant to the provisions and by virtue of the laws of the State of Nevada, as provided in the Corporation Act of 1925. and all acts amendatory and supplemental thereto, and for that purpose do hereby make, subscribe, acknowledge, certify and set forth as follows:

     FIRST: That the name of the corporation shall be:

     EVERGREEN AIRCRAFT SALES AND LEASING COMPANY, INC.

     SECOND: THe principal office of place of business of the corporation shall be located at One East First Street, Reno, Nevada 89501, but the corporation may maintain offices, agencies and places of business in any other state in the United States and in foreign countries without restriction as to place; and the corporations may keep such books, papers and records of the corporation as are not required by law to be kept within the State of Nevada, and as the Directors may find convenient, in such offices, agencies and places of business.

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     THIRD: The nature of the business to be transacted and the objects and purposes to be promoted and carried on by the corporation shall be as follows:

     (a) To engage generally in real estate development business; to receive, manage, sell, improve and develop real property; to erect dwellings, or other buildings, private or public, of all kinds and to sell or rent the same; to buy, sell, mortgage, exchange, lease, let, hold for investment or otherwise, use and operate real estate of all kinds, improved and unimproved, and any right or interest therein; and to undertake and carry on any business transaction or operation commonly undertaken or carried on by real estate developers. The provisions in the clauses contained in this Article are to be construed both as purposes and powers and shall, except when otherwise expressed in this Article be in no wise limited or restricted by reference to or inference from the terms of any other clause of this, or of any other Article of these Articles, but each of the purposes and powers specified in this Article shall be regarded as independent purposes and powers; and the specification herein contained of particular powers is not intended to be, and shall not be held to be, in limitation of the general powers herein contained, or in limitation of the powers granted to corporations under the laws of the State of Nevada, but is intended to be, and shall be held to be, in furtherance thereof.

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     (b) To perform services of every kind and nature authorized by law for any person, firm, association or corporation. To enter into, make, perform and carry out contracts of every kind and character with any person, firm, association or corporation.

     (c) To engage in and conduct every type of building and/or construction and/or contracting work in the State of Nevada and in every state and territory of the United States, and/or in any foreign country, including, but not limited to the construction of all types of buildings, highways, mining developments, irrigation works, naval and military installations, docks, piers, airports, ranching and farming projects, and also to engage in every type and manner of activity incidental thereto; and in connection with or independently of the above, to own, lease and rent and/or in any manner deal with and trade in every type and manner of motor vehicles, machinery, equipment, merchandise and supplies, and to manage, operate and conduct every type and manner of business in which such may be employed; to enter into every kind and manner of contract and agreement concerning such works; to give and post bond for the faithful performance thereof; and without limitation, except as may be imposed by law; to do every act and thing necessary and/or required in the carrying on, operating and conducting of a general contracting business; to engage in the transportation

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of passengers and commodities both intrastate and interstate, and within the
State of Nevada, and in any other state and territory in the United States and/or in any foreign country; to build, rent, lease, buy, sell, own, operate and manage machine shops, foundries, garages, service stations, depots, hotels, restaurants, taxi cabs, stages, bus lines, freight lines, passenger and transportation lines, railroads and steamships, and airlines.

     (d) To manufacture, purchase, sell and deal in, export and import personal property of all kinds other than and in addition to goods, wares and merchandise hereinbefore set forth and described, and to pledge, hypothecate, or to otherwise encumber the same in any manner whatsoever, or to borrow thereon, in such ways and to such extent as may be prescribed or required by the laws of any state of the United States or any other country.

     (e) To mortgage, pledge, hypothecate and trade in all manner of goods, wares, merchandise, commodities and products, including machinery and mechanical appliances of every description.

     (f) To acquire by purchase, lease or otherwise, the good will, business, property, assets, franchises and rights, in whole or in part of any person, firm, association or


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corporation; and to assume all or any of the liabilities thereof and to pay for the same in cash, with the stock of this corporation or its debentures, or bonds, or otherwise, and to hold, maintain, operate and conduct, as well as in any manner to dispose of, the whole or any part of the property so acquired, but always in accordance with, and subject to, the laws of the State of Nevada.

     (g) To borrow money and contract debts when necessary for the transaction of the business of the corporation, for the exercise of its corporate rights, privileges or franchises, or for any other purpose of its incorporation; also to issue bonds, promissory notes, bills of exchange, debentures and other obligations and also evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, and when necessary to secure the same by mortgage, pledge or otherwise, for money borrowed or goods purchased or for payment of property bought or acquired or for any other lawful obligation; also to issue, sell and dispose of certificates of investment or participation certificates, upon such terms and under such conditions as are or may be prescribed by the laws of the State of Nevada, or by the by-laws of the corporation.

     (h) To loan the funds of the corporation upon notes, bonds, mortgages, deeds of trust, debentures or other securities, or property, real, personal or mixed, or otherwise.

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     (i) To receive, collect and dispose of principal and interest, dividends, income, increment and profits upon or from all or any notes, stocks, bonds, deeds of trust, debentures, securities, obligations and other property held, owned or possessed by the corporation, or any other person, firm or corporation as escrow or trustee or for the use and benefit of the corporation and to exercise in respect of all such stocks, bonds, mortgages, deeds of trust, notes, debentures, obligations, securities and all other property and any and all bonds, any and all rights of individual ownership thereof.

     (j) To purchase, acquire and to hold, use, operate, introduce, sell, assign or otherwise dispose of, hire, let or license, any patents, patent rights, licenses, trademarks, trade names, privileges, formulas, secret processes, and any and all inventions, improvements and processes used in connection with or secured under letters patent and grants of the United States of America or any other country or government, and which may appear likely to be advantageous or useful to the corporation, and to use, exercise, develop, and grant licenses in respect of and to turn to account, manufacture, build and construct under such patents, licenses, processes and the like, inventions and improvements with the view of working and developing the same and effectuating

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the foregoing objects, or any thereof.

     (k) To act as agent, attorney in fact, trustee, or in any other representative capacity for other persons, firms or corporations.

     (l) To guarantee, purchase, hold, sell, transfer, assign, mortgage, pledge or otherwise dispose of the shares of the capital stock, or of any bonds, securities or evidences of indebtedness, created by any other corporation or corporations of the State of Nevada, or of any other state or government, and while owner of such stocks to exercise all rights, powers and privileges of ownership, including the right to vote thereon.

     (m) To purchase, hold, sell, transfer and re-issue shares of its own stock, but always in accordance with, and as permitted by, the laws of the State of Nevada, and the by-laws of the corporation.

     (n) To enter into, make and perform contracts of every kind with any person, firm, association or corporation, public private or municipal; or any body politic, and with any state or with the government of the United States or any dependency thereof, as well as any foreign government; and in general to carry on and conduct and engage in any business in connection with the foregoing, either as manufacturer, dealer, principal, agent, or otherwise permitted to corporations organized under the laws of Nevada.

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     (o) To establish, maintain, operate, conduct and carry on in the State of
Nevada and in any or all of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign country, its business or any part of parts thereof, and as many other businesses, stores, plants, factories, mills, warehouses, offices, and agencies as may be necessary or deemed expedient for the corporation and its business, as well as for the extension, expansion and exploitation of the affairs, operation and benefit of the corporation.

     (p) And generally to do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms, or individuals, and to do every other act or thing incidental or pertaining to or growing out of the aforesaid purposes or powers, and/or any of them, provided the same be not inconsistent with the laws of the State of Nevada; and also to exercise any and all of the powers conferred upon corporations by the laws of the State of Nevada which now exist or which may be hereafter conferred upon or granted to corporations by the laws of the said State of Nevada.

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     (q) In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the board of Directors is expressly authorized from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of this corporation, or any of them other than the stock ledger, shall be open to inspection of the stockholders, and no stockholder shall have the right to inspect any account or book or document of the corporation, except as conferred by law or authorized by Resolution of the Directors or of the Stockholders.

     FOURTH: This corporation will issue one class of stock to be designated as "Non Par"; there will be 2,500 shares issued without nominal or par value. All or any part of the shares of the capital stock may be issued by the corporation from time to time and for such consideration and may be determined upon and fixed by the Board of Directors as provided by law. The corporation shall have the first right to purchase any of the stock at a value determined by the most recent year end accounting at book value per share.

     FIFTH: The members of the government board shall be known as Directors and the number thereof shall be not less than Three (3), nor more than Nine (9), the exact number to be fixed by the by-laws of the corporation; provided, that the

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number so fixed by the by-laws may be increased or decreased within the limit above specified from time to time by the by-laws.

     The names and post office addresses of the First board, consisting of Three
(3) Directors, are as follows:

DELFORD M. SMITH      3850 Three Mile Lane
                      McMinnville, Oregon

WARD R. EASON         3850 Three Mile Lane
                      McMinnville, Oregon 97128

MURRY E. VINSON SR.   3850 Three Mile Lane
                      McMinnville, Oregon 97128

     SIXTH: The capital stock, after the value thereof has beenpaid in, shall be subject to no further assessment to pay debts of the corporation.

     SEVENTH: The names and post office addresses of each of the incorporators signing these Articles of Incorporation are as follows:

PAUL J. HOGAN         333 E. Fifth St., Suite 207
                      Carson City, Nevada 89701

PATTY WESTON          333 E. Fifth St., Suite 207
                      Carson City, Nevada 89701

MARY JEAN FONDI       333 E. Fifth St., Suite 207
                      Carson City, Nevada 89701

     EIGHTH: This corporation is to have perpetual existence.

     NINTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the corporation;

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To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation;

From time to time, to determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the original or duplicate stock ledger), or any of them, shall be open to inspection of stockholders, and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by a Resolution of the stockholders or directors;

By Resolution, or Resolutions, passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said Resolution, or Resolutions, or in the by-laws of the corporation, shall have, and may exercise the powers of the Board of Directors in the management of the business affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee, or committees, shall have such name, or names, as may be stated in the by-laws of the corporation, or as may be determined by resolution adopted by the Board of Directors;

Pursuant to the affirmative vote of the stockholders, of at least a majority of the stock issued and outstanding, having voting power, given at a stockholders' meeting duty called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority, at any meeting, to sell, lease or exchange all of the property and assets of this corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deem expedient and for the best interests of the corporation.

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     This corporation may, in its by-laws, confer powers upon its Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

     TENTH: Both Stockholders and Directors shall have power, if the by-laws so provide, to hold their meetings, and to have one or more offices within or without the State of Nevada, and to keep the books of this corporation (subject to the requirements of the statutes) outside the State of Nevada at such places as may from time to time be designated by the Board of Directors.

     ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the original incorporators hereinbefore named for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the Corporation Laws of the State of Nevada, being Chapter 177 of the Laws of 1925, and the acts amendatory thereof and supplemental thereto, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true.

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     IN WITNESS WHEREOF, we accordingly have hereunto set our hands and seals this 10th day of October, 1984.


                                         /s/ Paul J. Hogan
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                                         /s/ Mary Jean Fondi
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                                         /s/ Patty Weston
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